Exhibit 10.1

ACUERDO DE COLABORACIÓN PARA LA CONSTITUCIÓN DE UN CONSORCIO EMPRESARIAL EN RELACIÓN AL PROGRAMA MULTIPAIS	COLLABORATION AGREEMENT FOR THE CONSTITUTION OF A BUSINESS CONSORTIUM IN RELATION TO THE MULTI-COUNTRY PROGRAMME

En Vic (Barcelona), a 16 de julio de 2024	In Vic (Barcelona), 16 July 2024

PARTES	PARTS

I. De una parte, FLEXIBLE INTEGRATED CIRCUITS, SL debidamente constituida conforme a las leyes españolas, con domicilio social en C/ Molí d’en Saborit, 2, 5e 4ª con Número de Identificación Fiscal [***] (en adelante “FLEXIIC”), debidamente representada en este acto por Joan Plana Vila con Documento Nacional de Identidad número [***].	I. On the one hand, FLEXIBLE INTEGRATED CIRCUITS, SL duly incorporated in accordance with Spanish law, with registered office at C/ Molí d'en Saborit, 2, 5e 4ª with Tax Identification Number [***] (hereinafter "FLEXIIC"), duly represented in this act by Joan Plana Vila with National Identity Document number [***].

II. De otra parte, SMARTKEM LTD. debidamente constituida conforme a las leyes británicas, con domicilio social en Hexagon Tower, Delaunays Road, Manchester M98GQ, con Número de Identificación Fiscal [***] (SK registration number [***].) (en adelante “SMARTKEM” debidamente representada en este acto por D/Dª XXXXXXXXXXXXX , con Documento Nacional de Identidad número [***]	II. On the other hand, SMARTKEM LTD. duly incorporated under British law, with registered office at Hexagon Tower, Delaunays Road, Manchester M98GQ, with SK registration number [***] [***].) (hereinafter "SMARTKEM" duly represented in this act by Mr. Ian Jenks, with National Identity Document number [***]

Las Partes intervinientes (en adelante, conjuntamente referidas como las “Partes” e individualmente como la “Parte”) se reconocen recíprocamente la capacidad con la que respectivamente intervienen para otorgar el presente Acuerdo y de mutuo y común acuerdo,	The intervening Parties (hereinafter jointly referred to as the "Parties" and individually as the "Party") reciprocally acknowledge the capacity with which they respectively intervene to execute this Agreement and by mutual and common agreement,

EXPONEN	EXPOSED

I. Que las Partes en el desarrollo de sus respectivas actividades y en su ámbito tecnológico, dedican importantes esfuerzos a la investigación, al desarrollo y a la innovación.	I. That the Parties , in the development of their respective activities and in their technological field, devote significant efforts to research, development and innovation.

II. Que, en el marco de los referidos esfuerzos, las Partes tienen intención de iniciar, conjuntamente, el proyecto “SusPoC-ML; Punto de atención sostenible con matriz de sensores mediante aprendizaje automático” (en adelante, el “Proyecto”).	II. That, within the framework of the aforementioned efforts, the Parties intend to jointly initiate the project "SusPoC-ML; Sustainable point of care with sensor array using machine learning" (hereinafter, the "Project").

III. Que, sin la creación de este consorcio, difícilmente ninguna de las Partes podría desarrollar el Proyecto de forma individual.	III. That, without the creation of this consortium, it would be difficult for any of the Parties to develop the Project individually.

IV. Que, teniendo en cuenta, por un lado, las actividades y otras actuaciones que deberán llevarse a cabo en el marco del Proyecto y, por el otro, el grado de conocimiento en las áreas relativas a tecnologías aplicables a las áreas temáticas del Proyecto que cada una de las Partes tiene, éstas consideran que se complementan de forma idónea al objeto de alcanzar el buen fin del Proyecto.	IV. That, taking into account, on the one hand, the activities and other actions that must be carried out within the framework of the Project and, on the other, the degree of knowledge in the areas related to technologies applicable to the thematic areas of the Project that each of the Parties has, they consider that they complement each other in an ideal way in order to achieve the good end of the Project.

V. Que FLEXIBLE INTEGRATED CIRCUITS, SL, a título individual, va a solicitar la Ayuda al Centro para el Desarrollo Tecnológico y la Innovación E.P.E. (en adelante, el “CDTI”) para la realización del Proyecto, dentro de la Convocatoria Proyectos “Multi-país” vinculados al PERTE de Salud de Vanguardia en el marco del Plan de Recuperación, Transformación y Resiliencia.	V. That FLEXIBLE INTEGRATED CIRCUITS, SL, on an individual basis, is going to apply for the Aid from the Centro para el Desarrollo Tecnológico y la Innovación E.P.E. (hereinafter, the "CDTI") for the implementation of the Project, within the Call for "Multi-país" Projects linked to the Vanguard Health PERTE within the framework of the Recovery, Transformation and Resilience Plan.

VI. En virtud de todo lo anterior, las Partes convienen suscribir el presente Acuerdo, en el que se establecen los derechos y obligaciones de los participantes, lo que llevan a efecto de conformidad con las siguientes	VI. By virtue of the foregoing, the Parties agree to enter into this Agreement, which sets out the rights and obligations of the participants, which they carry out in accordance with the following

CLÁUSULAS	CLAUSES

1. DEFINICIONES	1. DEFINITIONS

1.1. Los términos que figuran en esta Cláusula cuando se utilicen en las disposiciones del presente Acuerdo, tendrán el significado que se especifica a continuación junto con cada uno de ellos:	1.1 The terms contained in this Clause when used in the provisions of this Agreement shall have the meanings specified below in conjunction with each of them:

(i) A los efectos del presente Acuerdo, se entiende por “Conocimientos Técnicos” todos los conocimientos técnicos, la experiencia, los dibujos, los diseños, los esquemas de conexiones, los programas informáticos y toda la demás información técnica que resulte de y que surja durante la ejecución del presente Proyecto.	(i) For the purposes of this Agreement, "Technical Know-how" means all know-how, experience, drawings, designs, connection diagrams, computer programs and all other technical information resulting from and arising during the execution of this Project.

(ii) A los efectos del presente Acuerdo, se entiende por “Derechos Previos” todos los derechos de Propiedad Industrial e Intelectual, la tecnología y los conocimientos técnicos que previamente a la entrada en vigor del presente Acuerdo, esté en poder de las Partes.	(ii) For the purposes of this Agreement, "Prior Rights" means all Industrial and Intellectual Property rights, technology and know-how that are held by the Parties prior to the entry into force of this Agreement.

(iii) A los efectos del presente Acuerdo, se entiende por “Derechos de Autor” todos los derechos de autor y los derechos conexos incluidas las creaciones científicas originales (los proyectos, los planos, los modelos y los diseños de trabajos de ingeniería, los diseños relacionados con la topografía y la ciencia, los programas informáticos, etc.) tal y como sean definidos por cada ley aplicable y a los que cualquiera de las Partes ahora o en el futuro pueda tener derecho o respecto de todos los dibujos y demás documentos, grabaciones de cualquier forma y todos los demás artículos que lleven o plasmen cualquier parte de los Conocimientos Técnicos o de los Desarrollos.	(iii) For the purposes of this Agreement, "Copyright" means all copyrights and related rights including original scientific creations (projects, plans, models and designs of engineering works, designs related to topography and science, computer programs, etc.) as defined by each applicable law and to which either Party now or in the future may be entitled to or in respect of all drawings and other documents, recordings in any form and all other articles bearing or embodying any part of the Know-How or Developments.

(iv) A los efectos del presente Acuerdo, se entiende por “Desarrollos” los Conocimientos Técnicos, las invenciones, los descubrimientos, las creaciones que resulten de y que surjan durante el curso del Proyecto.	(iv) For the purposes of this Agreement, "Developments" means the Technical Know-how, inventions, discoveries, creations resulting from and arising during the course of the Project.

(v) A los efectos del presente Acuerdo se entiende por “Información Confidencial”, con respecto a cada una de las Partes: la información sobre los negocios o actividades de la(s) otra(s) Parte(s), incluida toda la información comercial, financiera, técnica y cualquier otra información que así quede señalada por cada una de ellas.	(v) For the purposes of this Agreement, "Confidential Information" with respect to each of the Parties means: information about the business or activities of the other Party(s), including all commercial, financial, technical and any other information so indicated by each of them.

(vi) A los efectos del presente Acuerdo, se entiende por “Patentes”, todas las solicitudes de patentes y/o modelos de utilidad que puedan ser presentadas en cualquier parte del mundo por la(s) Parte(s) con respecto a los Resultados o a cualquier Desarrollo obtenidos en el Proyecto objeto del presente Acuerdo así como todas las patentes que puedan ser concedidas conforme a cualquiera de las anteriores solicitudes de patentes y/o modelos de utilidad y todas las ampliaciones y renovaciones de las mismas.	(vi) For the purposes of this Agreement, "Patents" means all applications for patents and/or utility models that may be filed anywhere in the world by the Party(ies) with respect to the Results or any Development obtained in the Project subject matter of this Agreement as well as all patents that may be granted pursuant to any of the foregoing applications for patents and/or utility models and all patents and patents and patents. extensions and renovations of the same.

(vii) A los efectos del presente Acuerdo, se entiende por “Propiedad Industrial e Intelectual” todos los derechos de Propiedad Industrial e Intelectual, incluidos los secretos industriales y comerciales, los Conocimientos Técnicos, los Derechos de Autor, las marcas registradas, las Patentes, los modelos de utilidad, los diseños industriales, derecho sobre Know-how, la topografía de semiconductores, los certificados de nueva variedad de planta, software, tal y como sean definidos por cada ley aplicable, relativos a los Desarrollos y a los Resultados, excluyendo los Derechos Previos, pero incluyendo las mejoras y las aplicaciones en todo el mundo obtenidos en virtud del Proyecto objeto del presente Acuerdo.	(vii) For the purposes of this Agreement, "Industrial and Intellectual Property" means all Industrial and Intellectual Property rights, including industrial and commercial secrets, know-how, technical know-how, copyrights, trademarks, patents, utility models, industrial designs, know-how rights, semiconductor surveying, new plant variety certificates, software, as defined by each applicable law, relating to the Developments and the Results, excluding Prior Rights, but including improvements and worldwide applications obtained under the Project subject matter of this Agreement.

(viii) A los efectos del presente Acuerdo, se entiende por “Resultados” los resultados intermedios, parciales o definitivos obtenidos por la(s) Parte(s) en virtud del presente Acuerdo.	(viii) For the purposes of this Agreement, "Results" means the intermediate, partial or final results obtained by the Party(ies) under this Agreement.

(ix) A los efectos del presente Acuerdo, se entiende por “Actividad” los servicios técnicos especializados y/o el desarrollo, la adaptación, la investigación, las pruebas, el diseño u otros servicios que sean proporcionados por o en nombre de las Partes con respecto a las líneas de investigación o actividad a emprender en el marco del Proyecto objeto del presente Acuerdo.	(ix) For the purposes of this Agreement, "Activity" means the specialized technical services and/or development, adaptation, research, testing, design or other services that are provided by or on behalf of the Parties with respect to the lines of research or activity to be undertaken within the framework of the Project subject to this Agreement.

2. OBJETO	2. OBJECT

2.1 En virtud del presente Acuerdo y en los términos y condiciones previstos en el mismo, las Partes tienen intención de iniciar, conjuntamente, el Proyecto de investigación industrial y de desarrollo experimental cuyos Resultados pueden ser de utilidad a todas ellas, lo cual les permitirá un mejor posicionamiento en el mercado nacional e internacional.	2.1 By virtue of this Agreement and under the terms and conditions set forth herein, the Parties intend to jointly initiate the Industrial Research and Experimental Development Project, the Results of which may be useful to all of them, which will allow them to better position themselves in the national and international market.

2.2 En concreto, el objeto del presente Acuerdo es establecer:	2.2 Specifically, the purpose of this Agreement is to establish:

(i) Las obligaciones y derechos de las Partes como integrantes del consorcio que desarrollará el Proyecto;	(i) The obligations and rights of the Parties as members of the consortium that will develop the Project;

(ii) Las normas para la toma de decisiones que conjuntamente las Partes deban adoptar en el marco del Proyecto;	(ii) The rules for decision-making that the Parties must jointly adopt within the framework of the Project;

(iii) La distribución de actividades, la colaboración de las Partes en las mismas, la determinación, asignación y distribución del presupuesto y los mecanismos efectivos de control del mismo;	(iii) The distribution of activities, the collaboration of the Parties in them, the determination, allocation and distribution of the budget and the effective mechanisms for controlling it;

(iv) La regulación de la propiedad de los resultados derivados del Proyecto, así como la protección legal de los mismos;	(iv) The regulation of the ownership of the results derived from the Project, as well as the legal protection of the same;

(v) Las obligaciones de confidencialidad que deberán regir entre las Partes, así como los procedimientos de divulgación de los resultados; y	(v) The confidentiality obligations that must govern between the Parties, as well as the procedures for the disclosure of the results; and

(vi) Regular cualesquiera asuntos relacionados con los resultados del Proyecto, en particular la gestión, uso y explotación de los derechos de propiedad industrial e intelectual que pudieran resultar de la ejecución del Proyecto.	(vi) Regulate any matters related to the results of the Project, in particular the management, use and exploitation of industrial and intellectual property rights that may result from the execution of the Project.

2.3. Se adjunta como Anexo I del presente Acuerdo, el resumen de cada una de las líneas de investigación o actividad a desarrollar en el marco del mismo y la distribución de las mismas (en adelante, denominadas individualmente “Actividad” y conjuntamente “Actividades”) y como Anexo II el presupuesto del proyecto y su distribución entre las Partes.	2.3 Attached as Annex I to this Agreement is the summary of each of the lines of research or activity to be carried out within the framework of this Agreement and their distribution (hereinafter, individually referred to as "Activity" and jointly as "Activities") and as Annex II the budget of the project and its distribution among the Parties.

3. COORDINADOR	3. COORDINATOR

3.1 Se designa a FLEXIIC como Coordinador del consorcio, a la cual se autorizará a:	3.1 FLEXIIC is appointed as Coordinator of the consortium, which will be authorized to:

(i) Presentar la solicitud de la ayuda.	(i) Submit the application for the grant.

(ii) Actuar de intermediario del consorcio con el CDTI.	(ii) Acting as an intermediary between the consortium and the CDTI.

(iii) Realizar cualquier otro trámite ante CDTI en relación al proyecto	(iii) Carry out any other procedure before CDTI in relation to the project

3.2 Actuará como representante del Coordinador del proyecto, D. Joan Plana Vilà con DNI [***]	3.2 He will act as representative of the Project Coordinator, Mr. Joan Plana Vilà with DNI [***]

4. OBLIGACIONES DE LAS PARTES	4. OBLIGATIONS OF THE PARTIES

4.1 En relación con la Ayuda para el Proyecto, a la que se hace referencia y sin perjuicio de las obligaciones específicas que para cada una de las Partes se indiquen en la documentación relativa al Proyecto, así como de otras obligaciones que las Partes asuman en otras Cláusulas del presente Acuerdo, las Partes se obligan a:	4.1 In relation to the Project Support, to which reference is made, and without prejudice to the specific obligations of each of the Parties indicated in the documentation relating to the Project, as well as other obligations that the Parties assume in other Clauses of this Agreement, the Parties undertake to:

(i) A presentar en tiempo y forma toda la documentación que en relación con la referida solicitud de Ayuda cada una de las Partes debiera aportar, así como a completarla, aclararla, subsanarla, o lo que fuere necesario, de conformidad con los requerimientos del CDTI en la evaluación del Proyecto.	(i) To submit in a timely manner all the documentation that each of the Parties should provide in relation to the aforementioned application for Aid , as well as to complete, clarify, correct it, or whatever may be necessary, in accordance with the requirements of the CDTI in the evaluation of the Project.

(ii) A preparar cualquier documentación y/o información que en su caso deba presentarse para el correcto desarrollo del Proyecto, requerida por el CDTI.	(ii) To prepare any documentation and/or information that may be submitted for the correct development of the Project, required by the CDTI.

(iii) A presentar, ante el CDTI, la documentación justificativa de conformidad.	(iii) To submit, to the CDTI, the documentation justifying conformity.

(iv) A preparar y poner a disposición del coordinador cualquier documentación y/o información requerida por CDTI en relación con la tramitación del expediente.	(iv) To prepare and make available to the coordinator any documentation and/or information required by CDTI in relation to the processing of the file.

(v) SMARTKEM se compromete a permitir la entrada de personal del CDTI, o de terceros en su nombre, a sus instalaciones para permitir verificar los desarrollos realizados y acreditar la existencia de la colaboración internacional en el marco del proyecto.	(v) SMARTKEM undertakes to allow the entry of CDTI personnel, or third Parties on its behalf, to its facilities to allow verification of the developments carried out and to accredit the existence of international collaboration within the framework of the project.

4.2. En relación con el desarrollo y ejecución del Proyecto, y sin perjuicio de las obligaciones específicas que para cada una de las Partes se indiquen en la documentación relativa al Proyecto, las Partes se obligan a:	4.2 In relation to the development and execution of the Project, and without prejudice to the specific obligations that each of the Parties indicate in the documentation relating to the Project, the Parties undertake to:

(i) Realizar a tiempo sus tareas asignadas en el plan de trabajo del Proyecto, proporcionando aquella documentación necesaria para acreditar ante el CDTI la realización de la actividad, así como el cumplimiento de los requisitos, plazos y condiciones establecidas por la resolución de concesión de la Ayuda o por la normativa reguladora de las mismas.	(i) Carry out their tasks assigned in the Project work plan on time, providing the necessary documentation to accredit to the CDTI the performance of the activity, as well as compliance with the requirements, deadlines and conditions established by the resolution granting the Aid or by the regulations governing them.

(ii) Desarrollar y ejecutar el Proyecto con la debida diligencia y profesionalidad, cumpliendo en todo momento con la normativa que le resulte de aplicación al efecto.	(ii) Develop and execute the Project with due diligence and professionalism, complying at all times with the regulations that apply to it for this purpose.

(iii) Utilizar la Ayuda exclusivamente para realizar las tareas asignadas en virtud del presente Acuerdo y sus Anexos.	(iii) Use the Help exclusively to perform the tasks assigned under this Agreement and its Annexes.

(iv) Facilitar entre las Partes toda la información necesaria para el cumplimiento de sus obligaciones derivadas del Proyecto.	(iv) To provide the Parties with all the information necessary for the fulfilment of their obligations arising from the Project.

(v) Notificar a las otras Partes cualquier retraso en su ejecución del plan de trabajo del Proyecto.	(v) Notify the other Parties of any delay in their execution of the Project's work plan.

(vi) Informar a las otras Partes de cualquier información externa al Proyecto de la que tuviera conocimiento y que pudiera interesar a las otras Partes para la realización del mismo.	(vi) To inform the other Parties of any information external to the Project of which it is aware and which may be of interest to the other Parties for the implementation of the Project.

4.3 Las Partes como responsables de sus respectivas Actividades asumen las siguientes obligaciones:	4.3 The Parties , as responsible for their respective Activities, assume the following obligations:

(i) Coordinar la(s) Tarea(s) y/o Subtarea (s) que se desarrollan dentro su Actividad.	(i) Coordinate the Task(s) and/or Subtask(s) that are developed within their Activity.

(ii) Notificar cualquier retraso o incidencia en la ejecución del programa previsto o incidencia.	(ii) Notify any delay or incident in the execution of the planned programme or incident.

(iii) Facilitar toda la información que corresponda a FLEXIIC, en su condición de Coordinador del Proyecto, para el correcto cumplimiento de sus funciones contenidas en las disposiciones del presente Acuerdo, tales como la presentación ante el CDTI de la solicitud de la ayuda y la presentación de modificaciones a la resolución, si correspondiere.	(iii) Provide all the information that corresponds to FLEXIIC, in its capacity as Project Coordinator, for the correct fulfillment of its functions contained in the provisions of this Agreement, such as the submission to the CDTI of the application for the aid and the presentation of modifications to the resolution, if applicable.

5. ÓRGANOS DE EJECUCIÓN Y DE GOBIERNO DEL PROYECTO	5. PROJECT EXECUTION AND GOVERNING BODIES

5.1 Los representantes de las Partes constituirán el Comité del Proyecto, que será el encargado de adoptar las principales decisiones relativas a la ejecución del Proyecto y el cumplimiento de las obligaciones estipuladas en el presente Acuerdo. El Comité del Proyecto será presidido por el representante del Coordinador y estará formado por un representante de cada Parte.	5.1 The representatives of the Parties shall constitute the Project Committee, which shall be responsible for making the main decisions relating to the implementation of the Project and the fulfilment of the obligations stipulated in this Agreement. The Project Committee shall be chaired by the representative of the Coordinator and shall consist of one representative from each Party.

5.2 El Proyecto consiste en la realización de los trabajos de desarrollo y las actividades asignadas a cada una de las Partes, descritas en la Memoria Técnico-económica que se presenta en la solicitud de Ayuda, así como en los anexos a este acuerdo, donde se detallan los trabajos a realizar, los responsables de su realización, así como su presupuesto.	5.2 The Project consists of carrying out the development work and the activities assigned to each of the Parties, described in the Technical-Economic Report presented in the application for Aid, as well as in the annexes to this agreement, which detail the work to be carried out, those responsible for its realization, as well as its budget.

6. DISTRIBUCIÓN DE ACTIVIDADES Y DEL PRESUPUESTO	6. DISTRIBUTION OF ACTIVITIES AND BUDGET

6.1 Como se desprende del Anexo I, el Proyecto se ha dividido en Actividades, en cada una de las cuales, como se ha indicado, una de las Partes será responsable o líder.	6.1 As can be seen from Annex I, the Project has been divided into Activities, in each of which, as indicated, one of the Parties will be responsible or leading.

A su vez, cada una de las Actividades se subdivide en tareas o subtareas a desarrollar directamente por la Parte responsable individual y/o conjuntamente con las otras Partes (en adelante, la(s) “Tarea(s) o Subtarea(s)”).	In turn, each of the Activities is subdivided into tasks or subtasks to be carried out directly by the Party responsible individually and/or jointly with the other Parties (hereinafter, the "Task(s) or Subtask(s)").

Se adjunta como Anexo I, la distribución tanto de las Actividades del Proyecto, con indicación de cuál es la Parte que lidera cada una de ellas y las demás Partes que participan en la misma. Asimismo, así se detalla en el Anexo II el reparto del presupuesto del Proyecto entre las Partes.	Attached as Annex I is the distribution of both the Project Activities, with an indication of which Party leads each of them and the other Parties that participate in it. Likewise, the distribution of the budget of the Project between the Parties is detailed in Annex II.

7. CONOCIMIENTOS PREVIOS, INFORMACIÓN OBTENIDA EN EL DESARROLLO DEL PROYECTO Y RESULTADOS	7. PREVIOUS KNOWLEDGE, INFORMATION OBTAINED IN THE DEVELOPMENT OF THE PROJECT AND RESULTS

7.1 La participación en el Proyecto no implica a ninguna de las Partes la cesión de ningún derecho de uso o exclusividad sobre la propiedad intelectual preexistente que ellos mismos posean, a ninguno de los participantes o terceros.	7.1 Participation in the Project does not imply to any of the Parties the assignment of any right of use or exclusivity over the pre-existing intellectual property that they themselves own, to any of the participants or third Parties.

7.2 La propiedad de los Resultados generados por una Parte, los derechos de propiedad industrial e intelectual, los métodos de trabajo y el “Know-how” (incluyendo, sin carácter limitativo, cualquier tecnología, procesos, métodos, fórmulas, diseños, especificaciones, patentes, marcas, marcas de servicio, resultados parciales, derechos de autor, derechos sobre diseños e invenciones, secretos industriales, Know-how, información que implique propiedad intelectual e industrial y cualquier información confidencial), así como cualquier invento o mejora obtenido en el curso de su ejecución o derivado directamente del mismo, serán propiedad exclusiva de la Parte. También lo serán las posibles patentes que con este motivo puedan obtenerse. A la finalización del proyecto se suscribirá un acuerdo describiendo las condiciones de explotación.	7.2 Ownership of a Party's Generated Results, intellectual property rights, working methods and know-how (including, but not limited to, any technology, processes, methods, formulas, designs, specifications, patents, trademarks, service marks, partial results, copyrights, rights in designs and inventions, trade secrets, know-how, information involving intellectual property, and any confidential information), as well as any invention or improvement obtained in the course of its execution or derived directly from it, shall be the exclusive property of the Party. So will the possible patents that may be obtained for this reason. At the end of the project, an agreement will be signed describing the conditions of exploitation.

7.3 Cuando los Resultados sean propiedad de varias Partes, éstas decidirán de común acuerdo la atribución y modalidad de ejercicio de la propiedad y protección de los mismos. En el caso de decidir cotitularidad en los títulos de propiedad, las Partes implicadas suscribirán el oportuno acuerdo de cotitularidad, que podrá contemplar las condiciones de explotación que se establezcan.	7.3 When the Results are the property of several Parties, they shall decide by common agreement on the attribution and manner of exercising ownership and protection thereof. In the event of deciding to co-own the property titles, the Parties involved will sign the appropriate co-ownership agreement, which may contemplate the operating conditions that are established.

7.4 En atención a lo establecido con anterioridad, y en el caso de imposibilidad de individualizar la propiedad intelectual e industrial, ésta así como los derechos de comercialización de los resultados, invenciones o patentes o cualquier otro derecho de propiedad intelectual o industrial a que dé lugar la copropiedad serán compartidos por las Partes en la misma proporción que su contribución a los trabajos realizados. Se distribuirán de igual manera los gastos en que se pudiera incurrir con ocasión del reconocimiento y/o defensa de tales derechos frente a terceros.	7.4 In view of the foregoing, and in the event that it is impossible to identify the intellectual and industrial property, this as well as the rights to commercialize the results, inventions or patents or any other intellectual or industrial property right to which the co-ownership gives rise will be shared by the Parties in the same proportion as their contribution to the work carried out. The expenses that may be incurred on the occasion of the recognition and/or defense of such rights against third Parties will be distributed in the same way.

7.5 Cualquiera de las Partes podrá transferir, previa autorización expresa de las otras Partes manifestada por escrito, a Terceros sus derechos de copropiedad y comercialización; no obstante, las Partes no vendedoras tendrán un derecho de adquisición preferente sobre la venta que habrán de ejercitar en un plazo de 30 días a contar desde la notificación por la otra Parte de su intención de vender, de la entidad o persona a quien pretende transmitir y de las condiciones económicas de la transmisión. En todo caso, se conservará el derecho de las Partes no vendedoras a percibir la cantidad que les corresponda	7.5 Either Party may, with the express written permission of the other Parties, transfer its co-ownership and marketing rights to Third Parties; however, the non-selling Parties shall have a right of first refusal over the sale which they shall exercise within 30 days of the other Party's notification of its intention to sell. of the entity or person to whom it intends to transfer and of the economic conditions of the transfer. In any case, the right of the non-selling Parties to receive the amount that corresponds to them will be preserved

8. CONFIDENCIALIDAD	8. CONFIDENTIALITY

8.1 Toda información intercambiada entre las Partes, generada como consecuencia del Proyecto así como los datos e información obtenidos e incluidos en los informes derivados del Proyecto, serán considerados Información Confidencial. En particular, serán considerados Información Confidencial los Conocimientos y Derechos Previos aportados por las Partes al Proyecto así como los Resultados.	8.1 Any information exchanged between the Parties, generated as a result of the Project, as well as the data and information obtained and included in the reports derived from the Project, will be considered Confidential Information. In particular, the Knowledge and Prior Rights contributed by the Parties to the Project as well as the Results will be considered Confidential Information.

8.2 Las Partes se comprometen a utilizar la Información Confidencial recibida única y exclusivamente en relación con el fin para el que fuera revelada y en cualquier caso dentro del ámbito del objeto del presente Acuerdo y sólo para los usos previstos en el mismo, no pudiendo ser utilizada para otro fin y no pudiendo ser revelada a terceros, ya sean personas físicas o jurídicas, ni divulgada mediante su publicación en cualquier medio de comunicación, o difundida de cualquier otra forma, sin la previa autorización escrita de la Parte reveladora de la Información Confidencial.	8.2 The Parties undertake to use the Confidential Information received solely and exclusively in relation to the purpose for which it was disclosed and in any case within the scope of the object of this Agreement and only for the uses provided for therein, not being used for any other purpose and not being able to be disclosed to third Parties, whether they are natural or legal persons, or disclosed by publication in any media, or disseminated in any other way, without the prior written authorization of the Disclosing Party of the Confidential Information.

No se infringirá el compromiso de confidencialidad cuando:	The confidentiality undertaking shall not be breached where:

(i) Obraba en su poder con anterioridad a la firma de este Acuerdo y que no la hubiere recibido de la otra Parte o de un tercero sujeto a una obligación de confidencialidad.	(i) It was in its possession prior to the signing of this Agreement and that it had not been received from the other Party or from a third party subject to an obligation of confidentiality.

(ii) La habían recibido de un tercero con carácter no confidencial, si dicho tercero no está sujeto a una obligación de confidencialidad.	(ii) They had received it from a third party on a non-confidential basis, if that third party is not subject to an obligation of confidentiality.

(iii) Sea de dominio público a la firma del presente Acuerdo, o con posterioridad al mismo haya pasado a ser de dominio público por causa no imputable a la Parte receptora.	(iii) Is in the public domain at the time of signing this Agreement, or after the signing of this Agreement, has become in the public domain for reasons not attributable to the Receiving Party.

(iv) Sea requerido por ley o por Autoridad Competente.	(iv) Is required by law or by the Competent Authority.

8.3 Las Partes se comprometen a devolver, inmediatamente, previa petición por escrito de la Parte reveladora toda la Información Confidencial de las otras Partes que obre en su poder, firmando declaración en tal sentido, conforme no han retenido copia o archivo alguno.	8.3 The Parties undertake to return, immediately, upon written request of the disclosing Party, all the Confidential Information of the other Parties in their possession, signing a declaration to that effect, as they have not retained any copy or file.

8.4 El compromiso de confidencialidad subsistirá por un plazo de (5) cinco años a contar desde la terminación del presente Acuerdo, o bien hasta que la Información Confidencial pase a ser de dominio público por causa distinta a un acto u omisión de la Parte receptora, lo que sea posterior.	8.4 The confidentiality agreement shall survive for a period of five (5) years from the termination of this Agreement, or until the Confidential Information becomes public domain for reasons other than an act or omission of the receiving Party, whichever is later.

8.5 Cada una de las Partes se obliga a dar cumplimiento a la vigente normativa en materia de Protección de Datos de Carácter Personal.	8.5 Each of the Parties undertakes to comply with the current regulations on the Protection of Personal Data.

8.6 Cuando una Parte desee utilizar los resultados parciales o finales, en parte o en su totalidad, para su publicación como artículo, conferencia, etc., deberá solicitar la conformidad al Comité del Proyecto, con una antelación no inferior a sesenta (60) días antes de la fecha prevista para la publicación y/o divulgación, una copia de soporte de la información que desea publicar, el cual deberá responder por escrito en un plazo máximo de siete (7) días naturales, comunicando su autorización, reservas o disconformidad sobre la publicación de aquellos resultados. Transcurrido dicho plazo sin obtener respuesta, se entenderá que el silencio es la tácita autorización para su difusión.	8.6 When a Party wishes to use the partial or final results, in whole or in part, for publication as an article, conference, etc., it shall request the approval of the Project Committee, no less than sixty (60) days before the date scheduled for publication and/or disclosure, a supporting copy of the information it wishes to publish, which must respond in writing within a maximum period of seven (7) calendar days, communicating its authorization, reservations or disagreement with the publication of those results. If this period has elapsed without obtaining a response, it will be understood that silence is the tacit authorization for its dissemination.

8.7 Tanto en publicaciones como en patentes, se respetará siempre la mención a los autores del trabajo; en estos últimos figurarán en calidad de inventores. En cualquiera de los casos de difusión de Resultados se hará siempre referencia especial al presente Proyecto.	8.7 Both in publications and in patents, the mention of the authors of the work will always be respected; in the latter they will appear as inventors. In any of the cases of dissemination of Results, special reference will always be made to this Project.

9. DIVULGACIÓN RESULTADOS	9. RESULTS DISCLOSURE

Las Partes se comprometen a:	The Parties undertake to:

9.1 No difundir, bajo ningún concepto, los Resultados que se obtengan en la ejecución del Proyecto, de forma distinta a la prevista en el Plan de Difusión de los Resultados que se deberá de aprobar durante la ejecución del proyecto por parte del Comité del Proyecto.	9.1 Not to disseminate, under any circumstances, the Results obtained in the execution of the Project, in a manner other than that provided for in the Dissemination Plan of the Results that must be approved during the execution of the project by the Project Committee.

9.2 Los datos e informes obtenidos durante la realización del Proyecto, así como los Resultados finales, tendrán carácter confidencial y mantendrán este carácter hasta transcurridos cinco (5) años de la terminación del Proyecto.	9.2 The data and reports obtained during the execution of the Project, as well as the Final Results, will be confidential and will remain confidential until five (5) years have elapsed since the completion of the Project.

9.3 Cuando una Parte desee utilizar los Resultados parciales o finales, en parte o en su totalidad, para su publicación como artículo, conferencia, memoria, etc., deberá solicitar la conformidad al Comité del Proyecto, quien deberá responder por escrito en un plazo máximo de sesenta (60) días, comunicando su autorización, reservas o disconformidad sobre la publicación de aquellos Resultados. Si el Comité del Proyecto no otorgara la autorización en el plazo señalado, la misma se entenderá concedida. En cualquier caso, las Partes acuerdan que cualquier publicación deberá incluir el logotipo del CDTI, la referencia al Proyecto y la frase “con el apoyo del Centro para el Desarrollo Técnico e Innovación”.	9.3 When a Party wishes to use the partial or final Results, in part or in full, for publication as an article, conference, report, etc., it must request the approval of the Project Committee, which must respond in writing within a maximum period of sixty (60) days, communicating its authorization, reservations or disagreement with the publication of those Results. If the Project Committee does not grant the authorisation within the period indicated, it will be deemed to have been granted. In any case, the Parties agree that any publication must include the CDTI logo, the reference to the Project and the phrase "with the support of the Centre for Technical Development and Innovation".

10. RESOLUCIÓN DE CONFLICTOS	10. CONFLICT RESOLUTION

10.1 Para el supuesto de que en la ejecución del Proyecto surgiera algún conflicto entre todas o algunas de las Partes, éstas acuerdan lo siguiente:	10.1 In the event that any conflict arises between all or some of the Parties in the execution of the Project, they agree as follows:

(i) FLEXIIC, en su condición de coordinador del Proyecto, actuará como mediador, y tratará de proponer aquellas soluciones que sean más beneficiosas para la globalidad del Proyecto y que en la medida de lo posible minimice los perjuicios de cada una de las Partes en conflicto.	(i) FLEXIIC, in its capacity as coordinator of the Project, will act as a mediator, and will try to propose those solutions that are most beneficial for the Project as a whole and that, as far as possible, minimize the damages of each of the Parties in conflict.

(ii) Las otras Partes se comprometen a valorar alguna de las soluciones que proponga la mediadora, que no siendo vinculantes, pueden ser rechazadas, si alegan de forma motivada que ninguna de ellas es razonable.	(ii) The other Parties undertake to assess any of the solutions proposed by the mediator, which, although not binding, may be rejected, if they allege in a reasoned manner that none of them is reasonable.

10.2 Las Partes acuerdan que a pesar de que se ponga en marcha el procedimiento de resolución de conflictos, previsto en la presente Cláusula, la ejecución del Proyecto no se detendrá ni (i) en relación con aquellas Actividades (Tareas y/o Subtareas) que correspondan a las Partes no implicadas en el conflicto, ni (ii) en relación con aquellas Actividades del Proyecto que a pesar de corresponder a las Partes implicadas en el conflicto, no sean objeto de discusión.	10.2 The Parties agree that notwithstanding the implementation of the dispute resolution procedure, provided for in this Clause, the execution of the Project shall not be halted either (i) in relation to those Activities (Tasks and/or Subtasks) that correspond to the Parties not involved in the conflict, or (ii) in relation to those Project Activities that despite corresponding to the Parties involved in the conflict, are not the subject of discussion.

11. COMUNICACIONES	11. COMMUNICATIONS

11.1 Salvo que expresamente se disponga otra cosa en el presente Acuerdo, las comunicaciones y notificaciones entre las Partes que se requieran por aplicación de su contenido, serán válidas y surtirán plenos efectos siempre que se realicen por escrito y de forma que permita probar razonablemente que la comunicación fue efectuada y el destinatario debió recibirla, tales como por correo electrónico.	11.1 Except as otherwise expressly provided in this Agreement, communications and notices between the Parties that are required by application of its contents shall be valid and have full effect provided that they are made in writing and in a manner that reasonably proves that the communication was made and should have been received by the addressee, such as by e-mail.

11.2 Las comunicaciones y notificaciones entre las Partes deberán ser remitidas a los siguientes domicilios y personas:	11.2Communications and notifications between the Parties shall be sent to the following addresses and persons:

FLEXIIC: Joan Plana Vila Teléfono: (+34) 650325519 dirección postal C/ Molí d’en Saborit, 2, 5e 4ª Vic España y/o email joan.plana@flexiic.tech	FLEXIIC: Joan Flat Vila Telephone: (+34) 650325519 postal address C/ Molí d'en Saborit, 2, 5e 4ª Vic España and/or email joan.plana@flexiic.tech

SMARTKEM: Simon Ogier; Teléfono: (+44) 7720696353 dirección postal Hexagon Tower, Delaunays Road, Manchester, M9 8GQ, UK y/o e-mail s.ogier@smartkem.com	SMARTKEM: Simon Ogier; Telephone: (+44) 7720696353; postal address Hexagon Tower, Delaunays Road, Manchester, M9 8GQ, UK y/o e-mail s.ogier@smartkem.com

12. DURACIÓN Y TERMINACIÓN	12. DURATION AND TERMINATION

12.1 El presente Acuerdo entrará en vigor en la fecha de aprobación de la solicitud de la Ayuda por parte del CDTI, en los términos y condiciones finalmente aprobados. En tal caso, el acuerdo permanecerá vigente obligando a las Partes con fuerza de ley hasta su terminación o resolución por cualquiera de las siguientes causas:	12.1 This Agreement will enter into force on the date of approval of the application for the Aid by the CDTI, under the terms and conditions finally approved. In such case, the agreement shall remain in force and bind the Parties with the force of law until its termination or termination for any of the following causes:

(i) Finalización del proyecto. Se dará por finalizado el Proyecto cuando el último informe final entregado al CDTI, haya sido aprobado, y se haya realizado el último pago de la Ayuda.	(i) Completion of the project. The Project will be terminated when the last final report delivered to the CDTI has been approved, and the last payment of the Aid has been made.

(ii) Por acuerdo unánime de las Partes; o	(ii) By unanimous agreement of the Parties; or

(iii) En caso de que la solicitud de ayuda al CDTI no fuera aprobada.	(iii) In the event that the application for aid to the CDTI is not approved.

12.2 Las Partes acuerdan que el presente Acuerdo se mantendrá en vigor desde la fecha de su celebración y permanecerá vigente, mientras las Partes formen parte de la agrupación y, por tanto, terminará de forma automática en relación con aquella Parte que corresponda, en caso de que se produzca una eventual salida de esta, excepción hecha de las obligaciones y/o derechos previstos en este Acuerdo que tengan una vigencia distinta, tal y como se establezca en el pacto correspondiente.	12.2 The Parties agree that this Agreement shall remain in force from the date of its conclusion and shall remain in force, as long as the Parties are part of the grouping and, therefore, shall terminate automatically in relation to that corresponding Party, in the event of a possible exit from the latter, except for the obligations and/or rights provided for in this Agreement that have a different validity, as established in the corresponding agreement.

12.3 La terminación del presente Acuerdo lo será sin perjuicio de lo previsto en las Cláusulas 8 y 9 del presente Acuerdo.	12.3Termination of this Agreement shall be without prejudice to Clauses 8 and 9 of this Agreement.

13. MISCELANIA	13. BLENDING

13.1 La validez, ejecución e interpretación del presente Acuerdo estará sometida en todos sus aspectos por las leyes civiles y mercantiles españolas.	13.1 The validity, execution and interpretation of this Agreement shall be subject in all respects to Spanish civil and commercial laws.

13.2 Toda controversia, diferencia o reclamación que surja del presente contrato y de toda enmienda al mismo o relativa al presente contrato, incluyendo en particular, su formación, validez, obligatoriedad, interpretación, ejecución, incumplimiento o terminación, así como las reclamaciones extracontractuales, se intentaran resolver de buena fe conforme a lo previsto en la Cláusula 11. Cuando lo anterior no sea posible, Las Partes, con renuncia a su fuero jurisdiccional propio si lo tuvieren, se someten para cuantas cuestiones o controversias se susciten en relación con la interpretación, ejecución y cumplimientos del presente contrato a la jurisdicción y competencia de los Juzgados y Tribunales de Barcelona (España).	13.2 Any controversy, difference or claim arising out of or relating to this Agreement and any amendment to this Agreement, including in particular its formation, validity, enforceability, interpretation, performance, breach or termination, as well as non-contractual claims, shall be attempted to be resolved in good faith in accordance with Clause 11. When the foregoing is not possible, the Parties, waiving their own jurisdictional jurisdiction if any, submit to the jurisdiction and competence of the Courts and Tribunals of Barcelona (Spain) for any questions or controversies that may arise in relation to the interpretation, execution and compliance with this contract.

Y en prueba de conformidad, las Partes firman el presente Acuerdo de Colaboración, en 2 ejemplares, a un solo efecto, en el lugar y fecha indicados en el encabezamiento.	And as proof of conformity, the Parties sign this Collaboration Agreement, in 2 copies, for one purpose only, at the place and date indicated in the heading.

/s/ D. Joan Plana Vila D. Joan Plana Vila en nombre y representación de FLEXIIC 12/2/2024	/s/ Ian Jenks Mr. Ian Jenks, on behalf of SMARTKEM 12/2/2024

ANEXO I.- PLAN DE TRABAJO Y CRONOGRAMA	ANNEX I.- WORK PLAN AND SCHEDULE

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ANEXO II.- PRESUPUESTO DEL PROYECTO	ANNEX II.- PROJECT BUDGET

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